As filed with the Securities and Exchange Commission on April 1, 2022

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERISOURCEBERGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	23-3079390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 West First Avenue Conshohocken, Pennsylvania	19428-1800
(Address of Principal Executive Offices)	(Zip Code)

AmerisourceBergen Corporation 2022 Omnibus Incentive Plan
(Full title of the plan)

Kourosh Q. Pirouz

Vice President, Associate General Counsel and Secretary

AmerisourceBergen Corporation

1 West First Avenue

Conshohocken, Pennsylvania 19428-1800
(Name and address of agent for service)

(610) 727-7000 (Telephone number, including area code, of agent for service)

With a copy to:

James W. McKenzie, Jr. Andrew T. Budreika Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103-2921 (215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

EXPLANATORY NOTE

The stockholders of AmerisourceBergen Corporation (the “Registrant”) approved the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan (the “2022 Plan”) on March 10, 2022 (the “Effective Date”). As provided in the 2022 Plan, 22,750,000 shares of common stock, par value $0.01 per share (“Common Stock”), are available for issuance thereunder (the “New Shares”). In addition, any shares of Common Stock that are subject to outstanding awards under the AmerisourceBergen Corporation Omnibus Incentive Plan as of the Effective Date that are payable in shares and that expire, are forfeited or are otherwise terminated without having been exercised, vested, or settled in full, as applicable, on or after the Effective Date, may be issued with respect to awards under the 2022 Plan (such shares, the “Carryover Shares”). The purpose of this registration statement (the “Registration Statement”) is to register (i) the New Shares being registered for the first time pursuant to the 2022 Plan, and (ii) 5,073,219 Carryover Shares.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the 2022 Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the 2022 Plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Commission on November 23, 2021 (the “2021 10-K”);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2021, filed with the Commission on February 2, 2022;

(3)	The Registrant's Current Reports on Form 8-K filed with the Commission on November 8, 2021, February 25, 2022 (solely with respect to Item 1.01), March 15, 2022, and April 1, 2022;

(4)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on January 27, 2022, Amendment No. 1 to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on February 9, 2022, and Amendment No. 2 to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on February 28, 2022; and

(5)	The description of the Registrant’s Common Stock contained in Exhibit 4.18 to the 2021 10-K, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts. The consolidated financial statements of AmerisourceBergen Corporation appearing in its Annual Report (Form 10-K) for the year ended September 30, 2021, and the effectiveness of AmerisourceBergen Corporation’s internal control over financial reporting as of September 30, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of AmerisourceBergen Corporation’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and bylaws of the Registrant.

As permitted by the Delaware General Corporation Law (“DGCL”), the Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant’s directors shall not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides for indemnification of the Registrant’s officers and directors to the fullest extent permitted under Delaware law. Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Registrant.

In addition, we currently provide indemnification to the officers and other individuals that serve on the committee that administers the Registrant’s employee benefit plans for liabilities that they may incur in such capacity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs 1(a)(1)(i) and 1(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers”, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages hereto)
99.1	AmerisourceBergen Corporation 2022 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to AmerisourceBergen Corporation's Current Report on Form 8-K filed on April 1, 2022).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the borough of Conshohocken, Commonwealth of Pennsylvania, on this 1st day of April, 2022.

AMERISOURCEBERGEN CORPORATION

By:	/s/ Steven H. Collis
Steven H. Collis
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned do hereby constitute and appoint Steven H. Collis, Chairman, President and Chief Executive Officer of the registrant, James F. Cleary, Executive Vice President and Chief Financial Officer of the registrant, Elizabeth S. Campbell, Executive Vice President and Chief Legal Officer of the registrant, J.F. Quinn, Senior Vice President and Corporate Treasurer of the registrant, Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary of the registrant, and Lazarus Krikorian, Senior Vice President and Chief Accounting Officer of the registrant, and each of them acting singly, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven H. Collis	Chairman, President and Chief Executive	April 1, 2022
Steven H. Collis	Officer (Principal Executive Officer)

/s/ James F. Cleary	Executive Vice President and Chief Financial	April 1, 2022
James F. Cleary	Officer (Principal Financial Officer)

/s/ Lazarus Krikorian	Senior Vice President and Chief Accounting Officer	April 1, 2022
Lazarus Krikorian	(Principal Accounting Officer)

/s/ Ornella Barra	Director	April 1, 2022
Ornella Barra

/s/ D. Mark Durcan	Director	April 1, 2022
D. Mark Durcan

/s/ Richard W. Gochnauer	Director	April 1, 2022
Richard W. Gochnauer

Signature	Title	Date

/s/ Lon R. Greenberg	Director	April 1, 2022
Lon R. Greenberg

/s/ Jane E. Henney, M.D.	Lead Independent Director	April 1, 2022
Jane E. Henney, M.D.

/s/ Kathleen W. Hyle	Director	April 1, 2022
Kathleen W. Hyle

/s/ Michael J. Long	Director	April 1, 2022
Michael J. Long

/s/ Henry W. McGee	Director	April 1, 2022
Henry W. McGee

/s/ Dennis M. Nally	Director	April 1, 2022
Dennis M. Nally